UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		May 6, 2003

Eateries, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	0-14968	73-123048
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Santa Fe Avenue, Edmond, Oklahoma		73003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		405-705-5000

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

Eateries, Inc. has issued a press release on May 6, 2003 which is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

(99) Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              EATERIES, INC.

                                              Registrant

Date: May 6, 2003            By: /s/ BRADLEY L. GROW

                                              Bradley L. Grow

                                              Vice President

                                              Chief Financial Officer

Exhibit 99.

Eateries, Inc.

Reports 1st Quarter Results

Oklahoma City, Oklahoma, May 6, 2003. Vincent F. Orza, Jr., Chairman and Chief Executive Officer of Eateries, Inc. (OTC BB: EATS), today announced the results for the first quarter ended March 30, 2003.

As a result of the sale of 13 Garcia’s Mexican Restaurants in 2002, the Company’s revenues for the first quarter of 2003 were $19,413,000, a decrease of 24.8% over the $25,808,000 realized in the same quarter of 2002. The Company reported a loss of ($336,000) (($0.11) per share) for the first quarter 2003 compared to net income of $242,000 ($0.08 per share) for the first quarter 2002. EBITDA2 decreased to $474,000 ($0.16 per share) for the first quarter 2003 versus $1,585,000 ($0.53 per share) for the same period in 2002.

"Company revenues have declined due to the sale of Garcia’s in 2002 as well as a 3.3% decline in Garfield’s Restaurant & Pub’s same store sales. The sales decline at Garfield’s was primarily due to adverse economic conditions and the war in Iraq which severely impacted traffic in our mall stores across the U.S. Consequently, earnings were adversely affected as well. Garfield’s System-wide sales1 increased 5.2% to $21,174,000 in 2003 from $20,122,000 in 2002. This increase was primarily due to growth in our franchise program," said Orza.

"Having disposed of 13 of its 17 Garcia’s in 2002, the Company can now focus on Garfield’s. Food and labor costs were over budget during the first quarter. We are focusing on stabilizing those problem areas as well as increasing our advertising budget to regain sales momentum. Additionally, we signed one new franchise group in the first quarter," stated Orza.

Eateries, Inc. owns, operates, franchises and licenses 63 restaurants under the names of Garfield’s Restaurant and Pub, Garcia’s Mexican Restaurants and Pepperoni Grill and Italian Bistro Restaurants in 20 states. For additional information, contact Vincent F. Orza, Jr. or Bradley L. Grow at 1220 S. Santa Fe Ave., Edmond, Oklahoma, 73003 or call 405.705.5000 or FAX: 405.705.5001.

From time to time, the Company may publish forward-looking statements relating to certain matters including anticipated financial performance, business prospects, the future opening of Company-owned and franchised restaurants, anticipated capital expenditures, and other matters. All statements other than statements of historical fact contained in this press release or in any other report of the Company are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of that safe harbor, the Company notes that a variety of factors, individually or in the aggregate, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements including, without limitation, consumer spending trends and habits; competition in the casual dining restaurant segment; weather conditions in the Company’s operating regions; laws and government regulations; general business and economic conditions; availability of capital; success of operating initiatives and marketing and promotional efforts; and changes in accounting policies. In addition, the Company disclaims any intent or obligation to update those forward-looking statements.

1 System-wide sales are defined as Company food and beverage sales, which are included in the Company's statements of operations, plus franchise food and beverage sales, which are not included in the  Company's financial statements.

2  EBITDA is defined as Earnings before Interest, Taxes, Depreciation and Amortization and is calculated by adding net income (loss), interest expense, income tax expense and depreciation and amortization expense.